Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statements (Form S-3 Nos. 333-161290 and 333-135135) of American Medical Systems Holdings, Inc.,

(2)	Registration Statement (Form S-4 No. 333-161349) of American Medical Systems Holdings, Inc., and

(3)	Registration Statements (Form S-8 Nos. 333-43536, 333-107245, 333-75314, 333-126991, 333-126993, 333-151997 and 333-161292) pertaining to the Employee Stock Purchase Plan, 2000 Equity Incentive Plan, and 2005 Stock Incentive Plan of American Medical Systems Holdings, Inc.;
of our reports dated February 25, 2011, with respect to the consolidated financial statements and schedule of American Medical Systems Holdings, Inc. and the effectiveness of internal control over financial reporting of American Medical Systems Holdings, Inc., included in this Annual Report (Form 10-K) for the year ended January 1, 2011.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
February 25, 2011